As filed with the Securities and Exchange Commission on March 19, 2024

Registration No. 333-216931

333-223511

333-230024

333-236473

333-253080

333-262759

333-266489

333-269688

333-276907

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO 1.

TO:

FORM S-8 REGISTRATION STATEMENT (File No. 333-216931)

FORM S-8 REGISTRATION STATEMENT (File No. 333-223511)

FORM S-8 REGISTRATION STATEMENT (File No. 333-230024)

FORM S-8 REGISTRATION STATEMENT (File No. 333-236473)

FORM S-8 REGISTRATION STATEMENT (File No. 333-253080)

FORM S-8 REGISTRATION STATEMENT (File No. 333-262759)

FORM S-8 REGISTRATION STATEMENT (File No. 333-266489)

FORM S-8 REGISTRATION STATEMENT (File No. 333-269688)

FORM S-8 REGISTRATION STATEMENT (File No. 333-276907)

Under

The Securities Act of 1933

ALTERYX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	90-0673106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, CA 92618

(Address of principal executive offices, including zip code)

Amended and Restated 2013 Stock Plan

Amended and Restated 2017 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full title of the plan)

Christopher M. Lal

Chief Legal Officer

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, CA 92618

(Name and address of agent for service)

(888) 836-4274

(Telephone number, including area code, of agent for service)

Copies to:

Mehdi Khodadad

Mark Castiglia

Daniel Belke

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

(310) 595-9500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) of Alteryx, Inc., a Delaware corporation (the “Registrant”), which were previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) and is being filed to deregister any and all securities that remain unsold or otherwise unissued as of the date hereof under each such Registration Statement:

1.

Registration Statement on Form S-8 (File No.  333-216931), filed with the SEC on March 24, 2017, registering (i) 5,632,410 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), reserved for issuance pursuant to the 2017 Equity Incentive Plan, as amended and restated (the “2017 Plan”), (ii) 1,100,000 shares of Class A common stock reserved for issuance pursuant to the 2017 Employee Stock Purchase Plan (the “2017 ESPP”), (iii) 6,319,408 shares of Class A common stock reserved for issuance pursuant to the Amended and Restated 2013 Stock Plan (the “2013 Plan”), (iv) 5,946,283 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”), reserved for issuance pursuant to stock option awards outstanding under the 2013 Plan and (v) 373,125 shares of Class B common stock, reserved for issuance pursuant to restricted stock awards outstanding under the 2013 Plan.

2.

Registration Statement on Form S-8 (File No.  333-223511), filed with the SEC on March 7, 2018, registering (i) 2,981,727 shares of Class A common stock reserved for future issuance pursuant the 2017 Plan and (ii) 596,345 shares of Class A common stock reserved for future issuance pursuant the 2017 ESPP.

3.

Registration Statement on Form S-8 (File No.  333-230024), filed with the SEC on March 1, 2019, registering (i) 3,078,229 shares of Class A common stock reserved for future issuance pursuant the 2017 Plan and (ii) 615,645 shares of Class A common stock reserved for future issuance pursuant the 2017 ESPP.

4.

Registration Statement on Form S-8 (File No.  333-236473), filed with the SEC on February 14, 2020, registering (i) 3,262,755 shares of Class A common stock reserved for future issuance pursuant the 2017 Plan and (ii) 652,551 shares of Class A common stock reserved for future issuance pursuant the 2017 ESPP.

5.

Registration Statement on Form S-8 (File No.  333-253080), filed with the SEC on February 12, 2021, registering (i) 3,336,529 shares of Class A common stock reserved for future issuance pursuant the 2017 Plan and (ii) 667,305 shares of Class A common stock reserved for future issuance pursuant the 2017 ESPP.

6.

Registration Statement on Form S-8 (File No.  333-262759), filed with the SEC on February 15, 2022, registering (i) 3,376,718 shares of Class A common stock reserved for future issuance pursuant the 2017 Plan and (ii) 675,343 shares of Class A common stock reserved for future issuance pursuant the 2017 ESPP.

7.

Registration Statement on Form S-8 (File No.  333-266489), filed with the SEC on August 3, 2022, registering 6,100,000 shares of Class A common stock reserved for future issuance pursuant the 2017 Plan.

8.

Registration Statement on Form S-8 (File No.  333-269688), filed with the SEC on February 10, 2023, registering (i) 3,475,114 shares of Class A common stock reserved for issuance pursuant the 2017 Plan and (ii) 695,022 shares of Class A common stock reserved for issuance pursuant to the 2017 ESPP.

9.

Registration Statement on Form S-8 (File No.  333-276907), filed with the SEC on February 6, 2024, registering (i) 3,613,193 shares of Class A common stock reserved for issuance pursuant the 2017 Plan and (ii) 722,638 shares of Class A common stock reserved for issuance pursuant to the 2017 ESPP.

On March 19, 2024, pursuant to an Agreement and Plan of Merger, dated December 18, 2023, by and among Azurite Intermediate Holdings, Inc. (“Parent”), Azurite Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant is terminating all offers and sales of its securities registered pursuant to the Registration Statements and deregistering the remaining shares of Class A common stock and Class B common stock (collectively, the “Shares”) registered but unsold as of the effective time of the Merger under the Registration Statements, if any. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares that had been registered for issuance under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration any and all such Shares registered but unsold as of the date hereof under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Shares as of the date hereof and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 19, 2024.

ALTERYX, INC.

By:	/s/ Christopher M. Lal
Christopher M. Lal
Chief Legal Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.